EXHIBIT 21.1

                 SUBSIDIARIES OF CANANDAIGUA WINE COMPANY, INC.


STATE OF INCORPORATION   SUBSIDIARY

New York                 Batavia Wine Cellars, Inc.
Delaware                 Bisceglia Brothers Wine Co.
California               California Products Company
New York                 Guild Wineries & Distilleries, Inc.
New York                 Widmer's Wine Cellars, Inc.
Delaware                 Barton Incorporated
Delaware                 Barton Brands, Ltd.
Maryland                 Barton Beers, Ltd.
Connecticut              Barton Brands of California, Inc.
Georgia                  Barton Brands of Georgia, Inc.
New York                 Barton Distillers Import Group
Delaware                 Barton Financial Corporation
Wisconsin                Stevens Point Beverage Co.
Illinois                 Monarch Import Company (f/k/a Barton Management, Inc.)
New York                 Vintners International Company, Inc.
New York                 Canandaigua West, Inc.
Georgia                  The Viking Distillery, Inc.